Gold Banc                                                          Press Release

Contact: Rick J. Tremblay           Sherman Titens
         Chief Financial Officer    SVP - Director of Marketing
         913.451.8050               913.323.7741
         ricktremblay@goldbanc.com  shermantitens@goldbanc.com
                                                                www.goldbank.com

For Immediate Release

           Gold Banc Enters Final Agreement with SEC; Successfully Concludes Proceedings with No Fines or Penalties Against the
                          Company or Current Management


--------------------------------------------------------------------------------

Leawood, Kansas - May 4, 2004 - Gold Banc Corporation, Inc. (Nasdaq: GLDB) today announced that the Securities and Exchange Commission accepted its voluntary settlement offer which was described in Gold Banc's 2003 Annual Report on Form 10-K. "This action resolves the SEC informal investigation of the Company concerning the misappropriation of corporate funds by our former CEO," declared Malcolm M. Aslin, Gold Banc's President and CEO.

The SEC order directs that Gold Banc cease and desist from any future violation of Section 13(a) and 13(b)(2) of the Securities and Exchange Act of 1934, and Rules 13a-1 and 13a-13 thereunder. These securities laws require accurate reporting of a public company's financial statements and other information annually on Form 10-K and quarterly on Form 10-Q. As a result of misappropriations by its former CEO, Michael W. Gullion, there was an over statement of Gold Banc's pre-tax income and earnings per share in its Form 10-K for 2000 and 2001, and its Form 10-Q for the second and third quarters of 2002.

Gold Banc engaged in extensive efforts to obtain restitution of the losses it suffered from Mr. Gullion's misappropriations. "As a result of our vigorous negotiations, we received a total of $3.5 million in restitution payments in 2003, which offset the adverse effect on our income in 2002 and 2001," stated Mr. Aslin.

The SEC order recognizes not only Gold Banc's ability to obtain restitution, but also its full cooperation with SEC enforcement staff and its prompt remedial actions described more fully in the Company's 2003 Form 10-K. "We are very pleased that no fines or civil money penalties were levied against the Company, or any current director, officer or employee of Gold Banc," Mr. Aslin declared.

"We are certain that we have acted in the best interests of the Company and its shareholders. We have concluded this matter with the SEC with no penalties or court proceedings of any kind. This is a solid recognition of the success of the efforts of the Gold Banc Board of Directors, associates and outside professionals who worked so diligently to achieve this excellent result. This resolution puts the Gullion matter behind us and allows us to focus on the very bright future of Gold Banc," Mr. Aslin concluded.

About Gold Banc

Gold Banc is a $4.3 billion financial holding company headquartered in Leawood, Kansas, a part of the Kansas City metropolitan area. Gold Banc provides banking, and wealth management services in Kansas, Missouri, Oklahoma and Florida through 40 banking locations. Gold Banc is traded on the Nasdaq under the symbol GLDB.

Forward-Looking Statements

This release contains information and "forward-looking statements" which relate to matters that are not historical facts and which are usually preceded by the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, but not limited to, those described in the periodic reports we file under the Securities Exchange Act of 1934 under the captions "Forward-Looking Statements" and "Factors That May Affect Future Results of Operations, Financial Condition or Business."

Because of these and other uncertainties, our actual results may be materially different from that indicated by these forward-looking statements. You should not place undue reliance on any forward-looking statements. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws.



                                       2